UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2011 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
1900 Seaport Blvd., Third Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K/A is being filed as an amendment (this “Amendment”) to the current report on Form 8-K filed by Support.com, Inc. (the “Company”) on May 31, 2011 (the “Original Report”).  The Original Report was filed to report the results of the matters submitted to a vote at the Company’s annual meeting of stockholders held May 25, 2011 (the “Annual Meeting”).  The sole purpose of this Amendment is to disclose the Company’s decision with respect to how frequently the Company will hold an advisory stockholder vote on executive compensation.  Except for the foregoing, this Amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(d)  At the Annual Meeting, the Company held an advisory vote on the frequency of a stockholder vote on executive compensation.  As previously reported in the Original Report, a majority of the Company’s stockholders recommended holding an advisory vote on executive compensation every year.  In light of, and consistent with, the voting results, the Company’s Board of Directors has determined that the Company will hold future advisory votes on executive compensation annually until the next stockholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2011

SUPPORT.COM, INC.

By:	/s/ Shelly Schaffer
Name:	Shelly Schaffer
Title:	Executive Vice President and Chief Financial Officer